This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No.333-92082 and to each Prospectus dated 11/20/2002 and to each Prospectus Supplement dated 11/20/2002
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PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
November 20, 2002 TO PROSPECTUS DATED November 20, 2002
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Pricing Supplement:     12
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Dated:   5/02/2003
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                      Sears Roebuck Acceptance Corp.
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                       Medium-Term Note Series    VI
                             (Floating Rate)
                   Due at least 9 months from date of issue
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Principal Amount of Note:               $  132,000,000
Settlement Date (Original Issue Date):   5/09/2003
Maturity Date:                           5/11/2004
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Specified Currency:                     US $
                                      (If Other than U.S. Dollars, see attached)
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Interest Rate Basis:                    3 MONTH LIBOR
        Spread Multiplier:  NA     Maximum Rate:  NA     Minimum Rate:  NA
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Spread (plus or minus):                 + 2.00000%
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Index Maturity:                         Three(3)  Month
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Date Initial Interest Rate Set:          5/07/2003
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Interest Reset Date(s):                 11th of Feb, May, Aug, & Nov
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Interest Determination Date(s):         Two business days prior to each coupon
                                            payment date
Calculation Agent:                      BNY MIDWEST TRUST CO
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Interest Payment Date(s):               11th of Feb, May, Aug, & Nov
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Regular Record Date(s):                 15 days prior to each interest
                                            payment date
Initial Interest Payment:                8/11/2003
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:                DTC
Redemption Commencement Date:           NOT APPLICABLE
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Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.
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